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================================================================================

Memorial Government Bond
            --------------------------------------------------------------------
            Need For Quorum (1,173,697) -57.90%   Solicitation days remaining: 0
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Tabulation Detail

586015505                         Outstanding Shares:   2,027,011

Report Date:  June 28, 2006       Total Voted:          1,849,368    91.24%

Record Date:  May 10, 2006

Meeting Date: June 28, 2006       Need for 50% Voted:    (835,862)  -41.24%

Mail Date:    May 26, 2006

Proposals                                                          Shares Voted
                             -----------------------------------------------------------------------------------------
                                For         %        Against       %        Abstain       %        NonVote       %
---------------------------  ---------  ---------   ---------  ---------   ---------  ---------   ---------  ---------
1. New Investment
   Strategy and Objective    1,849,368     100.00%          0       0.00%          0       0.00%         NA
2. New Management Agreemen   1,849,368     100.00%          0       0.00%          0       0.00%         NA
3. New Subadvisory Agreemen  1,849,368     100.00%          0       0.00%          0       0.00%         NA
4. NOT APPLICABL
5. Other Business              825,823      44.65%  1,023,545      55.35%          0       0.00%         NA

Proposals                             Percent of the Outstanding            Need for
                             ---------------------------------------------   Shares
                                For       Against     Abstain     Non-Vote  in Favor
---------------------------  ---------   ---------   ---------   ---------  ---------
1. New Investment
   Strategy and Objective        91.24%       0.00%       0.00%         NA   (610,290)
2. New Management Agreement      91.24%       0.00%       0.00%         NA   (610,290)
3. New Subadvisory Agreement     91.24%       0.00%       0.00%         NA   (610,290)
4. NOT APPLICABLE
5. Other Business                40.74%      50.50%       0.00%         NA    413,255

================================================================================

Share Distribution

        Registered        10,626   0.5%
              NOBO       963,622  47.5%
               OBO     1,052,763  51.9%
---------------------------------------
             Total     2,027,011 100.0%

VOTING INFORMATION:

      Section 7.04 of the Trust Instrument governing Trust affairs, provides, in pertinent part, that one-third of shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a shareholders' meeting except when a larger vote is required by law. It also provides that any lesser number shall be sufficient only for holding a vote to adjourn the meeting. With respect to the vote required, Section 7.04 provides, except when a larger vote is required by law, that a majority of shares voted in person or by proxy shall decide any questions.

      Approval of Proposals 1, 2, 3 and 4 concerning the change in investment strategy, Management and Subadvisory Agreements requires a separate vote by shareholders of each Fund to bind that Fund. Approval requires the affirmative vote of "a majority of the outstanding voting securities" of that Fund as that term is defined under the Investment Company Act of 1940 (the "1940 Act"). This means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting or (b) more than 50% of the outstanding shares of the Fund.

      Approval of Proposal 5, with respect to other business, shall require a majority vote as required by Section 7.04. Shareholders of the Trust share vote separately by Find.

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NOTES:





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

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Memorial Growth Equity
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            Need For Quorum (483,171) -19.84%     Solicitation days remaining: 0
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Tabulation Detail

586015703                         Outstanding Shares:   2,435,152

Report Date:  June 28, 2006       Total Voted:          1,294,889    53.17%

Record Date:  May 10, 2006

Meeting Date: June 28, 2006       Need for 50% Voted:     (77,312)   -3.17%

Mail Date:    May 26, 2006

Proposals                                                          Shares Voted
                             -----------------------------------------------------------------------------------------
                                For         %        Against       %        Abstain       %        NonVote       %
---------------------------  ---------  ---------   ---------  ---------   ---------  ---------   ---------  ---------
1. NOT APPLICABLE
2. NOT APPLICABLE
3. NOT APPLICABLE
4. New Management
   Agreement (Growth Eq.)    1,294,889     100.00%          0       0.00%          0       0.00%         NA
5. Other Business              855,564      66.07%    439,325      33.93%          0       0.00%         NA

Proposals                             Percent of the Outstanding            Need for
                             ---------------------------------------------   Shares
                                For       Against     Abstain     Non-Vote  in Favor
---------------------------  ---------   ---------   ---------   ---------  ---------
1. NOT APPLICABLE
2. NOT APPLICABLE
3. NOT APPLICABLE
4. New Management
   Agreement (Growth Eq.)        53.17%       0.00%       0.00%         NA   (427,312)
5. Other Business                35.13%      18.04%       0.00%         NA     12,013

================================================================================

Share Distribution

        Registered        32,211   1.3%
              NOBO     1,041,480  42.8%
               OBO     1,361,461  55.9%
---------------------------------------
             Total     2,435,152 100.0%

VOTING INFORMATION:

      Section 7.04 of the Trust Instrument governing Trust affairs, provides, in pertinent part, that one-third of shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a shareholders' meeting except when a larger vote is required by law. It also provides that any lesser number shall be sufficient only for holding a vote to adjourn the meeting. With respect to the vote required, Section 7.04 provides, except when a larger vote is required by law, that a majority of shares voted in person or by proxy shall decide any questions.

      Approval of Proposals 1, 2, 3 and 4 concerning the change in investment strategy, Management and Subadvisory Agreements requires a separate vote by shareholders of each Fund to bind that Fund. Approval requires the affirmative vote of "a majority of the outstanding voting securities" of that Fund as that term is defined under the Investment Company Act of 1940 (the "1940 Act"). This means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting or (b) more than 50% of the outstanding shares of the Fund.

      Approval of Proposal 5, with respect to other business, shall require a majority vote as required by Section 7.04. Shareholders of the Trust share vote separately by Find.

--------------------------------------------------------------------------------
NOTES:





--------------------------------------------------------------------------------

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================================================================================

Memorial Value Equity
            --------------------------------------------------------------------
            Need For Quorum (565,281) -50.38%     Solicitation days remaining: 0
            --------------------------------------------------------------------

Tabulation Detail

586015802                         Outstanding Shares:   1,121,977

Report Date:  June 28, 2006       Total Voted:            939,274    83,72%

Record Date:  May 10, 2006

Meeting Date: June 28, 2006       Need for 50% Voted:    (378,285)  -33.72%

Mail Date:    May 26, 2006

Proposals                                                          Shares Voted
                             -----------------------------------------------------------------------------------------
                                For         %        Against       %        Abstain       %        NonVote       %
---------------------------  ---------  ---------   ---------  ---------   ---------  ---------   ---------  ---------
1. NOT APPLICABLE
2. NOT APPLICABLE
3. NOT APPLICABLE
4. New Management
   Agreement (Value Eq.)       938,950      99.97%        246       0.03%         78       0.01%         NA
5. Other Business              314,949      33.53%    624,247      66.46%         78       0.01%         NA

Proposals                             Percent of the Outstanding            Need for
                             ---------------------------------------------   Shares
                                For       Against     Abstain     Non-Vote  in Favor
---------------------------  ---------   ---------   ---------   ---------  ---------
1. NOT APPLICABLE
2. NOT APPLICABLE
3. NOT APPLICABLE
4. New Management
   Agreement (Value Eq.)         83.69%       0.02%       0.01%         NA   (309,635)
5. Other Business                28.07%      55.64%       0.01%         NA    314,366

================================================================================

Share Distribution

        Registered        41,138   3.7%
              NOBO       442,897  39.5%
               OBO       637,942  56.9%
---------------------------------------
             Total     1,121,977 100.0%

VOTING INFORMATION:

      Section 7.04 of the Trust Instrument governing Trust affairs, provides, in pertinent part, that one-third of shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a shareholders' meeting except when a larger vote is required by law. It also provides that any lesser number shall be sufficient only for holding a vote to adjourn the meeting. With respect to the vote required, Section 7.04 provides, except when a larger vote is required by law, that a majority of shares voted in person or by proxy shall decide any questions.

      Approval of Proposals 1, 2, 3 and 4 concerning the change in investment strategy, Management and Subadvisory Agreements requires a separate vote by shareholders of each Fund to bind that Fund. Approval requires the affirmative vote of "a majority of the outstanding voting securities" of that Fund as that term is defined under the Investment Company Act of 1940 (the "1940 Act"). This means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting or (b) more than 50% of the outstanding shares of the Fund.

      Approval of Proposal 5, with respect to other business, shall require a majority vote as required by Section 7.04. Shareholders of the Trust share vote separately by Find.

--------------------------------------------------------------------------------
NOTES:





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